PHARMACY SERVICES AGREEMENT

THIS AGREEMENT, to be effective the 1st day of March, 2001, is between FFI Rx Managed Care, Inc. with corporate headquarters at 8536 Crow Drive, Macedonia, Ohio 44056 (hereinafter referred to "FFI") and SonicSave.com located at 1330 Beacon St., Brookline, MA (hereinafter "SPONSOR").

                              W I T N E S S E T H:

WHEREAS, SPONSOR wishes to provide prescription drug benefits to Eligible Members entitled to participate under its programs; and

WHEREAS, FFI has developed a managed care system for the processing and payment of claims for prescription drugs; and

WHEREAS, SPONSOR is desirous of retain the services of FFI for the managed care of prescription drug benefits furnished to "Eligible Members", and

WHEREAS, SPONSOR has been authorized to acquire agreements, discounts and relationships which will decrease the subscribers healthcare expense; and

WHEREAS, FFI is a pharmacy network that offers an integrated services and, who is willing to offer access to SPONSOR subscribers at a discounted rates; and

WHEREAS, SPONSOR is willing to offer the option of SPONSOR subscribers to purchase their prescriptions from an FFI network pharmacy; and

WHEREAS, in return for SPONSOR efforts to cooperate with FFI, FFI is willing to offer an integrated on-line national discount pharmacy service to SPONSOR subscribers; and

NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, the parties agree as follows:

                                 I. DEFINITIONS

"ELIGIBLE MEMBER" means any individual (employee, union member, etc.) which SPONSOR identifies on the Eligible File, as being eligible for coverage under this Agreement.

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"ELIGIBLE DEPENDENT" means the member's spouse and any unmarried dependent children. Coverage for eligible dependents will be only as specified by SPONSOR members who enroll dependents directly with FFI.

"ELIGIBILITY FILE MAINTENANCE FORM" means that form or telecommunications method allowed by FFI and completed by SPONSOR or a tape or diskette (in a format acceptable by FFI) supplied by SPONSOR which identifies covered members as well as other eligibility information necessary to administer the program and process prescription drug claims.

"PRESCRIPTION ORDER" means the legal request for prescription legend drugs issued by a duly licensed physician defined in this Agreement.

"LICENSED PHYSICIAN" means a licensed Doctor of Medicine (M.D.), or Doctor of Osteopathy (D.O.), Doctor of Podiatry (D.P.M.) or Doctor of Dentistry (DDS) when acting within the scope of his/her practice.

"FEDERAL LEGEND DRUGS" means any substance which bears the legend "Caution:
Federal Law prohibits dispensing without prescription" and, for the purposes of this Agreement, shall include State Restricted Drugs (and Non-Federal Legend Drugs, Which, according to state law, may not be dispensed in any quantity without a prescription and compounded prescriptions containing at least one Federal Legend or State Restricted drug in a therapeutic amount.

"CO-PAYMENT" means that amount of money The member must pay for each prescription filled or refilled under this Agreement.

"PARTICIPATING PHARMACY" means any pharmacy which desires to provide pharmaceutical services to members and dependents and who have entered into a participating pharmacy agreement with FFI.

"AVERAGE WHOLESALE PRICE" (AWP) shall mean the current Average Wholesale Price in effect on the date the prescription was dispensed as listed in the Industry Standard References (Medi Span, First Data Bank) for the actual package size dispensed.

                               II. DRUG BENEFITS

A.    Drugs Coverage and Exclusions. Per Attachment A.

B.    Dispensing Quantities.

      The amount of a drug which may be supplied per prescription as indicated in Attachment A.


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

C.    Refills.

      A prescription may be filled up to one year from the time it was issued by the physician if the physician so authorizes and if allowed by state and federal pharmacy laws.

D.    Co-payment. Per Attachment A.

                          III. ENROLLMENT VERIFICATION

All eligible members or dependents must present to PARTICIPATING PHARMACY a properly completed identification card before PARTICIPATING PHARMACY shall be required to provide services.

SPONSOR will inform FFI with monthly updates, using electronic media or the necessary allowed forms, of all changes in status of Members (i.e. additions, terminations, lost cards, etc,).

                             IV. DEPENDENT COVERAGE

Coverage for eligible dependents will be only as specified by SPONSOR members who enroll said dependents directly with FFI. Extended coverage is allowed by SPONSOR for dependents that are students, mentally retarded, physically handicapped and/or subject to other special conditions. FFI will provide SPONSOR members with a toll free number to allow for enrollment during FFI normal business hours.

                             V. IDENTIFICATION CARD

Custom Identification Card - to be designed.

                               VI. DUTIES OF FFI

A. FFI will perform the following duties under this Agreement subject to the performance standards described in Section B below.

      1. Receive from all FFI pharmacies and from SPONSOR Members, claim forms (in National Council of Prescription Drug Program required electronic format) and other necessary information to process claims for prescription drugs furnished to Members and their Eligible Dependents.


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

      2. Provide all personnel, equipment, and facilities necessary to perform the claims processing operations for each claim submitted under this Agreement.

      3. Provide data entry of claims. This includes the capability to accept claims from FFI Participating Pharmacies via on-line transmission.

      4. Review claims for approval or disapproval in accordance with the provisions of the SPONSOR Pharmacy Services Agreement specifications.

      5.    Review all claims to determine whether each claim is payable.

      6. Maintain complete, current and accurate listings of FFI participating pharmacies and provider files.

B. FFI agrees to provide all services described in Section A above in a timely, responsible and professional manner except as to any delays beyond the reasonable control of FFI.

C.    FFI shall provide SPONSOR quarterly with the following report:

            Utilization Summary                 (see Attachment C)

                             VII. DUTIES OF SPONSOR

SPONSOR shall have the following duties with respect to this Agreement.

1. Provide FFI with information and data necessary, in the form defined by FFI, to enable FFI to review each claim, including certification of eligibility of SPONSOR members who submit claims directly, FFI agrees to provide electronic security for the SPONSOR member database and FFI will insure access to the SPONSOR member database only by those FFI employees required to complete the responsibilities of FFI under this contract.

2. SPONSOR will promote the program, to the best of its ability, to all of its eligible members.

3.    SPONSOR will maintain the eligibility file for eligible members.


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

                   VIII. PHARMACY RESPONSIBILITIES/PROCEDURES

A. FFI will enable identified Members and dependents to obtain covered Drugs Benefits at any FFI Participating Pharmacy. Prescription Orders must be made by a duly licensed physician, as defined in Section I of this Agreement.

B. All claims shall be submitted and adjudicated using telecommunication formats approved by the National Council for Prescription Drug Programs at the time or prior to the time the Member receives their prescription order.

C.    All original claims shall be submitted at the point of service.

D. Generic drugs will be dispensed whenever possible. If a prescription is written, generically, PARTICIPATING PHARMACY will dispense a generic product consistent with the order of the physician and allowed by State and Federal Laws.

                              IX. TERMS OF PAYMENT

FFI agrees to classify each SPONSOR subscriber as "eligible member" and all prescription orders shall be accompanied by payment in full. Nothing herein contained shall in any way obligate FFI network pharmacy to dispense any prescriptions without payment as provided above.

                            X. TERM AND TERMINATION

A. This exclusive Agreement shall remain in full force and effect, unless otherwise terminated, for a term of three (3) years from its date and shall be automatically renewed from year to year thereafter. Renewal of the agreement may be terminated by either party with cause by providing the other party ninety (90) days written notice, prior to expiration of the then existing term, sent by certified mail, In addition, this Agreement may be terminated as provided in Sections B Dr C below.

B. In the event of any material breach of any term of this Agreement, the non-breaching party may terminate as hereinafter provided. The party complaining of such breach shall give the other party written notice of the breach. The breaching party shall have thirty (30) days in which to correct. Upon failure to correct, the complaining party, may terminate this Agreement on thirty (30) days written notice.


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

      Sponsor may terminate this Agreement on thirty (30) days written notice with or without cause or breach.

C. Neither party shall be liable to the other for any special, consequential or liquidated damages. Liability of either party to the other in the event of any material breach of any term of this Agreement shall be limited to recovery of the loss of any revenues occasioned by any such breach.

                          XI. CONFIDENTIAL INFORMATION

Neither party shall disclose any information or knowledge concerning the other party's claims, accounting procedures, or histories, all of which are deemed confidential information except as otherwise required by law. All data, information, and knowledge supplied by FFI shall be used by SPONSOR exclusively for the purposes of performing this Agreement. It is agreed that all computer programs, flow charts, screens and applications, routines, subroutines, data banks, and formulae relating to the processing, handling, or treatment of data developed or brought to the performance of this Agreement by either party in the processing and payment of claims under this Agreement shall be and remain the property of the developer. Upon termination of this Agreement, FFI shall return to SPONSOR all confidential information provided by SPONSOR including, without limitation, all copies and electronic magnetic versions thereof. Upon termination the Agreement, SPONSOR shall return to FFI all confidential information and manual provided to SPONSOR by FFI including, without limitation, all copies and electronic magnetic versions.

                              XII. INDEMNIFICATION

Each party to this Agreement agrees to indemnify the other and to save the other harmless from and against any and all claims (a) arising from or out of the failure, refusal or neglect of the other party to comply with any of the provisions of this Agreement and/or (b) occasioned wholly or in part by any act or omission of the other party, its agents, contractors or employees.

                               XIII. ARBITRATION

Notwithstanding all controversies in connection with and/or arising out of this Agreement shall be exclusively settled by arbitration in accordance with the Rules of the American Arbitration Association. The award of the arbitrator shall be final and binding on the parties and judgment upon such award may be entered in any court having jurisdiction thereof. Arbitration


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

under the provision shall be conducted in Cleveland, Ohio unless otherwise agreed to by the parties.

                            XIV. ACCEPTANCE OF OFFER

Notwithstanding anything to the contrary set forth above, this Agreement shall not binding upon FFI unless and until the Agreement shall be signed and executed by a duly authorized officer of FFI. The signing of this Agreement by SUBSCRIBER constitutes an offer only until the same has been accepted.

                                XV. PROFESSIONAL
                                    JUDGMENT

Nothing in this Agreement shall be construed to require PARTICIPATING PHARMACY to dispense any Prescription Medication if, in the pharmacist's professional judgment, such medication should not be dispensed.

                                  XVI. GENERAL

A. Neither of the parties to the Agreement, nor any of their respective employees, shall be construed to be the agent, employee or representative of the other, or liable for any acts of omission or commission on the part of the other.

B. This Agreement may not be assigned by either party without the express written consent of the other party.

C. The headings contained in the Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

D. Both parties reserve the right to and control of the use of their names. symbols, trademarks or service marks presently existing or hereafter established.

E. Neither the failure nor any delay on the part of either party to exercise any right, power or privilege hereunder will operate as a waiver thereof, nor will any single or partial exercise of any such right, power or privilege preclude any, other or further exercise thereof, or the exercise of any other right, power or privilege. In the event either party should waive any breach of any provision of this Agreement, it will not be deemed or construed as a waiver of any other breach of the same or different provision.


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

F. The invalidity or non-enforceability of any term or provision of this Agreement will in no way affect the validity or enforceability of any other term or provision.

G. Notices shall be in writing and shall be sent by return receipt mail addressed to the other party at the address shown in this Agreement.

H. This Agreement and the exhibits and schedules attached hereto shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

I. This exclusive Agreement shall be construed according to the laws of the State of Ohio.

J. Any modification or amendment to this Agreement or additional obligation assumed by any party in connection with this Agreement shall be binding only if evidenced in a writing signed by each party or an authorized representative of each party.

K. This Agreement shall constitute the entire Agreement between the parties and any prior understanding or representation of any kind preceding this Agreement shall not be binding upon any party except to the extent incorporated in this agreement.

L. Each party executing this Agreement specifically warrants and represents that he or she has full power and authority to execute this Agreement and that he or she understands the terms of this Agreement. Each person executing this Agreement represents that he or she has not transferred or assigned or otherwise conveyed in any manner or form any of the rights, obligations or claims which are the subject later of this Agreement.

M. Each of the parties represents and acknowledges that they have read this Agreement and that they understand the same and that they have entered into this Agreement voluntarily.


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

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

       Sponsor                              FFI Rx Managed Care, Inc.


 By: /s/ Andre Danesh                       By: /s/ Paul F. Wutz
    ----------------------------                --------------------------------
    Authorized Signature                        Authorized Signature

        Andre Danesh
--------------------------------            ------------------------------------
   Name Typed or Printed                           Paul F. Wutz, R. Ph.

         President
--------------------------------            ------------------------------------
           Title                                         President

          2/23/01                                         3/02/01
--------------------------------            ------------------------------------
           Date                                            Date


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

                                  ATTACHMENT A

Drug Coverage and Exclusions:

Subscriber hereby declares the following classification of pharmaceutical goods to be either included or excluded from coverage in this Agreement:

All formulary federal legend drugs are covered including compounded prescriptions containing at least one federal legend or state restricted drug.

Network Pharmacies Dispensing Limitations:

The quantity authorized by the prescriber up to and including the lesser of a ninety-day supply or two hundred (200) uni doses.

Member Copayments:  Generic drugs will be dispensed whenever possible.

PFF Network Pharmacies and Wal-Mart Mail Service Pharmacy

If a brand name drug is dispensed:            100% of calculated co-pay amount
If a generic is dispensed:                    100% of calculated co-pay amount

The SPONSOR Program is a combination of the aVidaRxTM and femScript(R) along with the FFI Health Services Managed Care Indemnity Prescription Program. This program offers consumers and employers the ability to acquire various pharmaceutical products at significant savings to help manage pharmacy and health benefits. Currently, the program promotes selected pharmaceutical products in various drug categories and is updated from time to time. An Eligible Products and Formulary Guide is attached as Exhibit D.

The SPONSOR member my obtain savings and have their prescriptions filled at any participating pharmacy. Pharmacies are continually being added and to determine if a particular pharmacy is enrolled, members can call 1-800-699-7857. Pharmacies currently enrolled with the program Administrator, FFI Rx Managed Care, Inc., have agreed to honor the aVidaRx(TM)/femScript(R)/MatureRx(R) programs.

PARTICIPATING PHARMACY shall collect the full amount of co-payment as indicated herein from the Member and/or Eligible Dependent for each new prescription or refill at the time of the purchase.


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

Member Packets, Identification Cards and Eligibility Files:

FFI shall provide enrollment support, and agrees to supply each SPONSOR member with one prescription identification card as part of the member packet. SPONSOR shall pay FFI $1.50 per Member Packet issued.

Any eligibility submitted by SPONSOR. will be provided in the electronic mode specified in the file description indicated as Attachment B.

Manufacturer Rebates:

Sponsor will receive an administration fee of 50% of the manufacturer rebates received and negotiated by FFI for medications covered by manufacturer rebate contracts under the programs, to enrollees who have indicated at time of enrollment that they are part of a group noted in Exhibit A. Commissions are payable 30 days after receipt of rebate funds from participating manufacturers.

FFI shall keep the remainder of the manufacturer rebates received and negotiated by FFI as payment for the administration of the program for those medications dispensed by participating pharmacies in the subscriber plans and only for the medications where FFI has negotiated rebates with manufacturers.

FFI shall have no obligation to provide per prescription fees, if for any reason the manufacturers rebate funds for the payment of any particular rebate claim or product are not made available to FFI, and shall have no liability whatsoever for such nonpayment or for any delay in payment. Therapeutic drug categories, drug prices and/or Nations are subject to change without notice.


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

Payments to FFI and/or Network Participating Pharmacies:
(Per Prescription Pricing)

--------------------------------------------------------------------------------
AWP                                Pharmacy             FFI Rx
Discount                           Dispensing           Administration
(1)                                Fee (1)              Fee
--------------------------------------------------------------------------------
Lower of Usual and Customary or                         See Manufacturer Rebates

Brand:   12%                       $2.25
Generic:  HCFA/MAC                 $2.25
--------------------------------------------------------------------------------
Breakdown of Program Features (included in Administration fee)
--------------------------------------------------------------------------------
     On-Line Processing                                          Included
     Provider Network Management                                 Included
     Concurrent Drug Utilization Review (DUR)                    Included
     Pharmacy/Member Help Desk                                   Included
     Formulary Management                                        Included
     Generic Enforcement (HCFA/MAC Pricing Equivalent to
      Approx. AWP-40%)                                           Included
     Member Services (Toll-free)                                 Included
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

(1) If this Agreement has any affect whatsoever on the level of reimbursement PARTICIPATING PHARMACIES receive from any state Medicaid (Title XIX) program,
Section VIII (Payments to FFI) of this Agreement will be immediately renegotiated and an adjusted so that this Agreement has no affect on the level of reimbursement PARTICIPATING PHARMACIES receive from the Medicaid Program. The dispensing fees shall be reevaluated at least annually by SPONSOR and FFI. SPONSOR and FFI will mutually agree upon any changes. Such changes to the dispensing fee shall be documented in writing and signed by SPONSOR and FFI.

(2) For mail order prescriptions the AWP discount shall be 17% for Brands and 45% for Generic Products. The per prescription dispensing fee is $1.00 for either category.


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